UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2025

26North BDC, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56594	93-2305832
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Madison Avenue, 26th Floor, New York, NY, 10022
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 224-0626

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment No. 4 to Asset-Based Facility

On February 7, 2025, 26N DL Funding 1 LLC (“Financing SPV”), a wholly owned subsidiary of 26North BDC, Inc. (the “Company”), entered into Amendment No. 4 (the “Amendment No. 4”) to that certain Loan and Security Agreement, dated as of October 18, 2023 (as amended by Amendment No. 1 dated as of July 3, 2024, Amendment No. 2 dated as of September 30, 2024 and Amendment No. 3 dated as of November 15, 2024 and as amended, restated or otherwise modified from time to time, the “Asset-Based Facility”), by and among Financing SPV, as borrower, the Company, as the parent and a pledgor, 26N DL SPV LLC, as a pledgor, 26North Direct Lending LP as portfolio manager, the lenders party thereto, U.S. Bank Trust Company, National Association, in its capacity as collateral agent, collateral administrator and securities intermediary party thereto, and JPMorgan Chase Bank, National Association, as administrative agent. Amendment No. 4 amended certain terms of the Asset-Based Facility, including, but not limited to, amendments to (i) remove unfunded Capital Commitments from the loan collateral under the facility and adjust the borrowing base in connection with such removal, (ii) remove the Company and 26N DL SPV LLC as pledgors under the agreement, and (iii) modify the interest charged on borrowings under the Asset-Based Facility to a rate based on SOFR, SONIA, SARON, EURIBOR or CORRA, as applicable (or, if SOFR is not available, a benchmark replacement or a “base rate” (which is the greater of the prime rate and the federal funds rate plus 0.50%), as applicable), plus a margin of 2.30% per annum. The other material terms of the Asset-Based Facility remain unchanged. Borrowings under the Asset-Based Facility are subject to various covenants under the related agreements as well as the leverage restrictions contained in the Investment Company Act of 1940, as amended (the “1940 Act”).

Subscription Facility

On February 7, 2025, the Company entered into a Loan and Security Agreement, by and among the Company, as borrower, 26North Direct Lending LP, as portfolio manager, the lenders Party thereto, and JPMorgan Chase Bank, National Association, as administrative agent (the “Subscription Facility”), providing for a senior secured revolving credit facility to the Company of $250 million. The size of the Subscription Facility may be increased to up to $750 million subject to the satisfaction of various conditions, including availability under the borrowing base, which is based on unfunded Capital Commitments of the investors in the Company. 26North Direct Lending LP serves as the portfolio manager under the Subscription Facility. Proceeds from borrowings under the Subscription Facility are to be used to, among other things, facilitate investments and for the timely payment of the Company’s expenses.

The Subscription Facility is a revolving credit facility with a scheduled maturity date of February 6, 2026 (or upon the occurrence of certain events as specified therein). Advances under the Subscription Facility are available in U.S. dollars and other permitted currencies. The interest charged on borrowings under the Subscription Facility is based on SOFR, SONIA, SARON, EURIBOR or CORRA, as applicable (or, if SOFR is not available, a benchmark replacement or a “base rate” (which is the greater of the prime rate and the federal funds rate plus 0.50%), as applicable), plus a margin of 2.30% per annum. Under the Subscription Facility, the Company will pay an undrawn fee of 0.50% per annum on the average daily unused amount of the financing commitments; provided that at any time the aggregate outstanding amount of Advances under the Subscription Facility is greater than or equal to the Minimum Funding Amount, the Company will pay an undrawn fee of 0.30% per annum on the average daily unused amount of the financing commitments.

The obligations of the Company to the lenders under the Subscription Facility are secured by a first priority security interest in the unfunded Capital Commitments to the Company.

In connection with the Subscription Facility, the Company has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. The Subscription Facility contains customary events of default for similar financing transactions, including if a change of control of the Company occurs. Upon the occurrence and during the continuation of an event of default, the lenders under the Subscription Facility may declare the outstanding advances and all other obligations under the Subscription Facility immediately due and payable. Borrowings under the Subscription Facility are subject to various covenants under the related agreements as well as the leverage restrictions contained in the 1940 Act.

Capitalized terms used but not defined in this Item 1.01 shall have the meanings given to them in the Asset-Based Facility and Subscription Facility, as applicable.

The description above is only a summary of the material provisions of Amendment No. 4 and the Subscription Facility and is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1 and 10.2 to this current report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 4 to the Loan and Security Agreement, dated as of February 7, 2025, by and among 26N DL Funding 1 LLC, as Borrower, 26North BDC, Inc., as Parent, 26North Direct Lending LP, as Portfolio Manager, the Lenders party thereto, the Collateral Administrator, Collateral Agent and Securities Intermediary party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent.

10.2	Loan and Security Agreement, dated as of February 7, 2025, by and among 26N DL Funding 1 LLC, as Borrower, 26North BDC, Inc., as Parent and Pledgor, 26N DL SPV LLC, as Pledgor, 26North Direct Lending LP, as Portfolio Manager, the Lenders party thereto, the Collateral Administrator, Collateral Agent and Securities Intermediary party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent.

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

26North BDC, Inc.

Date: February 13, 2025	By:	/s/ Jonathan Landsberg
Jonathan Landsberg
Chief Financial Officer and Treasurer